As filed with the Securities and Exchange Commission on August 13, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Jaguar Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-2956775 (I.R.S. Employer Identification No.)

200 Pine Street, Suite 400
San Francisco, California 94104
(Address of principal executive office) (Zip Code)

New Employee Inducement Award Plan

(Full title of the plan)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Health, Inc.
200 Pine Street, Suite 400
San Francisco, California 94104
(415) 371-8300
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Donald C. Reinke		Jeffrey G. Aromatorio
Reed Smith LLP		Reed Smith LLP
101 Second Street, Suite 1800		Reed Smith Centre, 225 Fifth Avenue
San Francisco, California 94105		Pittsburgh, PA 15222
(415) 543-8700		(412) 288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.), a Delaware corporation (the “Registrant”), relating to 493,017 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible employees of the Registrant under the Registrant’s New Employee Inducement Award Plan (the “Plan”), which Common Stock is in addition to (a) the 37 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 28, 2021 (File No. 333-256629), (b) the 104 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 13, 2022 (File No. 333-264276), and (c) the 8,319 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 15, 2023 (File No. 333-271948). All of the share amounts presented herein reflect the 3-to-1 reverse stock split effective September 8, 2021, the 75-to-1 reverse stock split effective January 23, 2023, and the 60-to-1 reverse stock split effective May 23, 2024.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of Registrant filed with the Securities and Exchange Commission (File No. 001-36714) are incorporated herein by reference:

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, as amended by the Registrant’s Annual Report on Form 10-K/A filed with the SEC on April 17, 2024;

(b)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024;

(c)	Registrant’s Current Reports on Form 8-K filed on February 16, 2024, March 1, 2024, March 8, 2024, March 21, 2024, April 9, 2024 (except Item 7.01), May 23, 2024 (except Item 7.01), June 10, 2024, June 21, 2024 (except Item 7.01), June 26, 2024, July 16, 2024, and July 18, 2024; and

(d)	The description of our common stock filed as Exhibit 4.26 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

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Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Description

4.1	Specimen Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2018).

5.1	Opinion of Reed Smith LLP.*

23.1	Consent of RBSM LLP, independent registered public accounting firm.*

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page hereto).*

99.1	Jaguar Health, Inc. New Employee Inducement Award Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2020).

99.2	First Amendment to the Jaguar Health, Inc. New Employee Inducement Award Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-264276), filed with the Securities and Exchange Commission on April 13, 2022).

99.3	Second Amendment to the Jaguar Health, Inc. New Employee Inducement Award Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-271948), filed with the Securities and Exchange Commission on May 15, 2023).

99.4	Third Amendment to the Jaguar Health, Inc. New Employee Inducement Award Plan.*

107	Filing Fee Table.*

 * Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 13th day of August, 2024.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Lisa A. Conte and Carol Lizak, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lisa A. Conte	Chief Executive Officer, President, and Director	August 13, 2024
Lisa A. Conte	(Principal Executive Officer)

/s/ Carol Lizak	Chief Financial Officer and Treasurer (Principal	August 13, 2024
Carol Lizak	Financial and Accounting Officer)

/s/ James J. Bochnowski	Chairman of the Board of Directors	August 13, 2024
James J. Bochnowski

/s/ Dr. Anula Jayasuriya	Director	August 13, 2024
Dr. Anula Jayasuriya

/s/ John Micek III	Director	August 13, 2024
John Micek III

/s/ Jonathan B. Siegel	Director	August 13, 2024
Jonathan B. Siegel

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